SYSCO REPORTS SECOND QUARTER FISCAL YEAR 2026 RESULTS

HOUSTON, January 27, 2026 - Sysco Corporation (NYSE:SYY) (“Sysco” or the “company”) today announced financial results for its 13-week second fiscal quarter ended December 27, 2025.

Key financial results for the second quarter of fiscal year 2026 include the following (comparisons are to the same period in fiscal year 2025):
•Sales increased 3.0%; U.S. Foodservice volume increased 0.8%, U.S. local volumes increased 1.2%;
•Gross profit increased 3.9% to $3.8 billion;
•Operating income decreased 2.8% to $692 million, and adjusted operating income increased 3.1% to $807 million1;
•Net earnings decreased 4.2% to $389 million, and adjusted net earnings increased 3.9% to $476 million1;
•EBITDA decreased 0.9% to $923 million2, and adjusted EBITDA increased 3.3% to $1.0 billion1,2; and
•EPS3 decreased 1.2% to $0.81, and adjusted EPS1 increased 6.5% to $0.99.

“Sysco delivered strong results in the second quarter of fiscal year 2026. Our performance was driven by increased local case growth, and gross margin expansion. We delivered our third consecutive quarter of sequentially improving local case growth. More importantly, USFS local case volume is now positive, having delivered positive 1.2% case volume growth in the quarter. Our building momentum and progress with key growth initiatives gives us confidence that we will deliver at least 2.5% local case growth in the 2nd half of the fiscal year. Given the progress we are making, we now expect our full year adjusted EPS1 to be at the high end of our previously provided guidance range of $4.50-$4.60. While there is still more work to be done, I am pleased with the momentum of our business, and want to thank the entire organization for their steadfast commitment to our customers. It is an exciting time to be at Sysco,” said Kevin Hourican, Sysco’s Chair of the Board and Chief Executive Officer.

“Second quarter results reflected high-quality performance across the income statement and cash flow. These results highlight our operational execution on Sysco specific initiatives. Looking ahead, our underlying momentum and continued focus on Sysco specific initiatives support our confidence in raising our full year adjusted EPS guidance to the high-end of the prior range. Recall, this includes an approximate $100 million ($0.16 per diluted share) headwind from lapping lower incentive compensation in fiscal year 2025. Excluding the negative impact of the incentive compensation on 2026, our outlook for adjusted EPS growth in FY26 is expected to deliver at the high end of
1 Adjusted financial results, including adjusted operating expense, adjusted operating income (loss), adjusted net earnings, adjusted earnings per share (EPS) and adjusted EBITDA, among others, are non-GAAP financial measures that exclude certain items, which primarily include acquisition-related costs, restructuring and severance costs, and transformational project costs. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release. For additional information regarding forward-looking full year adjusted EPS see section below entitled “Projected Adjusted EPS Guidance.”
2 Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
3 Earnings per share (EPS) is shown on a diluted basis, unless otherwise specified.

approximately 5%-7%, in-line with our long-term financial algorithm,” said Kenny Cheung, Sysco’s Chief Financial Officer.

Second Quarter Fiscal Year 2026 Results (comparisons are to the same period in fiscal year 2025)

Total Sysco

Sales for the second quarter increased 3.0% to $20.8 billion.

Gross profit increased 3.9% to $3.8 billion, and gross margin increased 15 basis points to 18.3%. Product cost inflation was 2.9% at the total enterprise level, as measured by the estimated change in Sysco’s product costs, primarily in the meat and seafood categories. The increase in gross profit for the second quarter was primarily driven by effective management of product cost inflation and strategic sourcing efficiencies.

Operating expenses increased 5.5%, primarily driven by sales headcount and capacity investments and lapping incentive compensation from the prior year. Adjusted operating expenses increased 4.1%1.

Operating income decreased 2.8% to $692 million, and adjusted operating income increased 3.1% to $807 million1.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment results included planned investments, partially offset by improved volumes, including positive local case performance, despite decelerating industry foot traffic to restaurants.

Sales for the second quarter increased 2.4% to $14.4 billion. Total case volume within U.S. Foodservice Operations increased 0.8% for the second quarter, while local case volume within U.S. Foodservice Operations increased 1.2%.

Gross profit increased 2.5% to $2.7 billion, and gross margin increased 1 basis point to 18.9%.

Operating expenses increased 4.4%, and adjusted operating expenses increased 4.1%1.

Operating income decreased 1.7% to $820 million, and adjusted operating income decreased 0.8% to $852 million1.

International Foodservice Operations

The International Foodservice Operations segment achieved significant sales growth, strong local volume gains, disciplined margin management, and double-digit operating income growth.

Sales for the second quarter increased 7.3% to $4.0 billion. On a constant currency basis4, sales for the second quarter increased 3.6% to $3.9 billion. Foreign exchange rates increased both International Foodservice Operations sales by 3.7% and total Sysco sales by 0.7% during the quarter. Excluding the impact of the Mexico joint venture5, which was divested during the second quarter of fiscal year 2025, sales grew 9.9% for International Foodservice Operations and 3.5% for total Sysco.

Gross profit increased 9.5% to $832 million, and gross margin increased 42 basis points to 20.8%. On a constant currency basis4, gross profit increased 5.0% to $798 million. Foreign exchange rates increased both International Foodservice Operations gross profit by 4.5% and total Sysco gross profit by 0.9% during the quarter.
4 Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
5 Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Operating expenses increased 7.5%, and adjusted operating expenses increased 6.2%1. On a constant currency basis4, adjusted operating expenses increased 1.6%. Foreign exchange rates increased both International Foodservice Operations operating expenses by 4.6% and total Sysco operating expenses by 1.0% during the quarter.

Operating income increased 23.2% to $117 million, and adjusted operating income increased 25.6% to $162 million1. On a constant currency basis4, adjusted operating income increased 21.7% to $157 million. Foreign exchange rates increased both International Foodservice Operations operating income by 3.9% and total Sysco operating income by 0.7% during the quarter.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the company had a cash balance of $1.2 billion and total liquidity6 of $2.9 billion.

Debt to net earnings was approximately 7.6 times, and Net Debt to adjusted EBITDA7 was approximately 2.9 times.

During the first 26 weeks of fiscal year 2026, Sysco returned $518 million to shareholders via dividends.

Cash flow from operations was $611 million and free cash flow8 was $413 million for the first 26 weeks of fiscal year 2026.

Capital expenditures, net of proceeds from sales of plant and equipment, for the first 26 weeks of fiscal year 2026 were $198 million.
6 Available liquidity includes cash and cash equivalents, available borrowing capacity under our revolving credit facility, less outstanding drawings under our commercial paper program, as of the applicable reporting date.
7 Net debt to adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. Our net debt to adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of adjusted EBITDA. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
8 Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s second quarter fiscal year 2026 financial results on Tuesday, January 27, 2026, at 10:00 a.m. Eastern Time. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:
	13-Week Period Ended		26-Week Period Ended

Financial Comparison:	December 27, 2025	Change	December 27, 2025	Change
GAAP:
Sales	$20.8 billion	3.0%	$41.9 billion	3.1%
Gross Profit	$3.8 billion	3.9%	$7.7 billion	3.9%
Gross Margin	18.3%	15 bps	18.4%	14 bps
Operating Expenses	$3.1 billion	5.5%	$6.2 billion	5.4%
Operating Income	$692 million	-2.8%	$1.5 billion	-1.7%
Operating Margin	3.3%	-20 bps	3.6%	-18 bps
Net Earnings	$389 million	-4.2%	$866 million	-3.3%
Diluted Earnings Per Share	$0.81	-1.2%	$1.80	-1.1%

Non-GAAP (1):
Adjusted Operating Expenses	$3.0 billion	4.1%	$6.0 billion	4.2%
Adjusted Operating Income	$807 million	3.1%	$1.7 billion	3.1%
Adjusted Operating Margin	3.9%	0 bps	4.1%	0 bps
EBITDA	$923 million	-0.9%	$1.9 billion	-2.0%
Adjusted EBITDA	$1.0 billion	3.3%	$2.1 billion	1.7%
Adjusted Net Earnings	$476 million	3.9%	$1.0 billion	3.1%
Adjusted Diluted Earnings Per Share (2)	$0.99	6.5%	$2.14	5.9%

Case Growth:
U.S. Foodservice	0.8%		0.4%
Local	1.2%		0.5%

Sysco Brand Sales as a % of Cases (3):
U.S. Broadline	35.3%	-73 bps	35.5%	-86 bps
Local	45.3%	-74 bps	45.7%	-82 bps
Note:
(1) Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(2) Individual components in the table above may not sum to the totals due to the rounding.
(3) Amounts reflect the impact of current customer classifications; prior period history has been reclassified to match the current period customer classification.

Forward-Looking Statements

Statements made in this press release or in our earnings call for the second quarter of fiscal year 2026 include statements that are forward-looking or that express management’s beliefs, expectations or hopes and are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, among other things, our future financial performance and results, business strategy, plans, goals and objectives, including certain outlook, business trends, our dividend and share repurchase programs, our expectation of future macroeconomic conditions and other statements that are not historical facts, including our expectations regarding foot traffic and volume growth, and benefits to gross margins; and our expectations regarding our future growth, including growth in sales and earnings per share.

Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions, including those outside of Sysco’s control. Risks and uncertainties include without limitation: the impact of geopolitical, economic and market conditions and developments, including changes in global trade policies and tariffs and foreign conflicts; risks related to our business initiatives; periods of significant or prolonged inflation or deflation and their impact on our product costs, volume, foot traffic, and profitability generally; risks related to our efforts to implement our transformation initiatives and meet our other long-term strategic objectives; risks of interruption of supplies and increase in product costs; risks related to changes in consumer eating habits; and impact of natural disasters or adverse weather conditions, public health crises, adverse publicity or lack of confidence in our products, and product liability claims. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein. For more information on these risks and other concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food and related products to customers who prepare meals away from home. This includes restaurants, healthcare and educational facilities, lodging establishments, entertainment venues, and more. Sysco operates 337 distribution centers, in 10 countries, with 75,000 colleagues serving approximately 730,000 customer locations. The company generated sales of more than $81 billion in fiscal year 2025 that ended June 28, 2025.

As the world’s largest food-away-from-home distributor, Sysco offers customized supply chain solutions, bespoke specialty product offerings, and culinary support to drive customers to innovate and optimize their operations. We act as a trusted business partner to our customers, helping them grow through our industry-leading portfolio that includes fresh produce, premium proteins, specialty products, sustainably focused items, equipment and supplies, and innovative culinary solutions.

For more information, visit www.sysco.com. For important news and key information for Sysco investors, visit the Investor Relations section of the company’s website at investors.sysco.com.

SYY-INVESTORS

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED RESULTS OF OPERATIONS (Unaudited) (In Millions, Except for Share and Per Share Data)
	13-Week Period Ended		26-Week Period Ended
	Dec. 27, 2025	Dec. 28, 2024	Dec. 27, 2025	Dec. 28, 2024

Sales	$20,762	$20,151	$41,910	$40,634
Cost of sales	16,970	16,501	34,217	33,231
Gross profit	3,792	3,650	7,693	7,403
Operating expenses	3,100	2,938	6,200	5,884
Operating income	692	712	1,493	1,519
Interest expense	173	160	344	319
Other expense (income), net	9	19	38	25
Earnings before income taxes	510	533	1,111	1,175
Income taxes	121	127	245	279
Net earnings	$389	$406	$866	$896

Net earnings:
Basic earnings per share	$0.81	$0.83	$1.81	$1.82
Diluted earnings per share	0.81	0.82	1.80	1.82

Average shares outstanding	479,346,303	490,698,567	479,053,693	491,361,199
Diluted shares outstanding	480,662,627	492,803,849	480,514,099	493,294,914

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED BALANCE SHEETS (In Millions, Except for Share Data)
	Dec. 27, 2025	Jun. 28, 2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,222	$1,071
Accounts receivable, less allowances of $68 and $17	5,563	5,502
Inventories	5,260	5,053
Prepaid expenses and other current assets	368	338
Income tax receivable	4	4
Total current assets	12,417	11,968
Plant and equipment at cost, less accumulated depreciation	5,931	6,084
Other long-term assets
Goodwill	5,282	5,231
Intangibles, less amortization	1,045	1,080
Deferred income taxes	495	497
Operating lease right-of-use assets, net	1,327	1,131
Other assets	684	783
Total other long-term assets	8,833	8,722
Total assets	$27,181	$26,774

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,954	$6,512
Accrued expenses	2,309	2,268
Accrued income taxes	29	51
Current operating lease liabilities	143	136
Current maturities of long-term debt	1,150	949
Total current liabilities	9,585	9,916
Long-term liabilities
Long-term debt	12,440	12,360
Deferred income taxes	351	345
Long-term operating lease liabilities	1,236	1,049
Other long-term liabilities	1,231	1,247
Total long-term liabilities	15,258	15,001
Commitments and contingencies
Noncontrolling interest	55	27
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765	765
Paid-in capital	2,048	1,986
Retained earnings	13,383	13,061
Accumulated other comprehensive loss	(1,088)	(1,098)
Treasury stock at cost, 286,247,800 and 287,678,658 shares	(12,825)	(12,884)
Total shareholders’ equity	2,283	1,830
Total liabilities and shareholders’ equity	$27,181	$26,774

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED CASH FLOWS (Unaudited) (In Millions)
	26-Week Period Ended
	Dec. 27, 2025	Dec. 28, 2024
Cash flows from operating activities:
Net earnings	$866	$896
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	64	60
Depreciation and amortization	473	473
Operating lease asset amortization	74	68
Amortization of debt issuance and other debt-related costs	7	8
Deferred income taxes	(13)	(22)
Provision for losses on receivables	45	57
Other non-cash items	(35)	(88)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Increase in receivables	(101)	(83)
Increase in inventories	(188)	(394)
Increase in prepaid expenses and other current assets	(28)	(3)
Decrease in accounts payable	(454)	(410)
Increase (decrease) in accrued expenses	39	(17)
Decrease in operating lease liabilities	(106)	(88)
(Decrease) increase in accrued income taxes	(22)	10
Increase in other assets	(15)	(5)
Increase in other long-term liabilities	5	36
Net cash provided by operating activities	611	498
Cash flows from investing activities:
Additions to plant and equipment	(300)	(333)
Proceeds from sales of plant and equipment	102	166
Acquisition of businesses, net of cash acquired	(133)	(40)
Purchase of marketable securities	—	(16)
Proceeds from sales of marketable securities	8	13
Other investing activities	23	6
Net cash used for investing activities	(300)	(204)
Cash flows from financing activities:
Bank and commercial paper borrowings, net	1,051	459
Other debt borrowings including senior notes	2	3
Other debt repayments including senior notes	(830)	(91)
Proceeds from stock option exercises	60	67
Stock repurchases	—	(300)
Dividends paid	(518)	(503)
Other financing activities	(27)	—
Net cash used for financing activities	(262)	(365)
Effect of exchange rates on cash, cash equivalents and restricted cash	1	(19)
Net increase (decrease) in cash, cash equivalents and restricted cash	50	(90)
Cash, cash equivalents and restricted cash at beginning of period	1,349	945
Cash, cash equivalents and restricted cash at end of period	$1,399	$855

Supplemental disclosures of cash flow information:
Cash paid during the period for:

Interest	$351	$322
Income taxes, net of refunds	253	285

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items

The discussion of our results includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than EBITDA and free cash flow, any non-GAAP financial measures will be denoted as adjusted measures to remove: (1) restructuring charges; (2) expenses associated with our various transformation initiatives; (3) severance charges; and (4) acquisition-related costs consisting of (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions.

The results of our operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. We also measure our sales growth excluding the impact of our joint venture in Mexico which was divested in the second quarter of fiscal year 2025.

Management believes that adjusting its operating expenses, operating income, operating margin, net earnings and diluted earnings per share to remove these Certain Items, presenting its results on a constant currency basis, and adjusting its sales results to exclude the impact of its joint venture in Mexico provides an important perspective with respect to our underlying business trends and results. It provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal year 2026 and fiscal year 2025.

Set forth on the following page is a reconciliation of sales, operating expenses, operating income, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not be equal to the total presented when added due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Millions, Except for Share and Per Share Data)
	13-Week Period Ended Dec. 27, 2025	13-Week Period Ended Dec. 28, 2024	Change in Dollars	%/bps Change
Sales (GAAP)	$20,762	$20,151	$611	3.0%
Impact of Mexico joint venture sales	—	(90)	90	0.5
Comparable sales excluding Mexico joint venture (Non-GAAP)	$20,762	$20,061	$701	3.5%

Sales (GAAP)	$20,762	$20,151	$611	3.0%
Impact of currency fluctuations (1)	(138)		(138)	(0.7)
Comparable sales using a constant currency basis (Non-GAAP)	$20,624	$20,151	$473	2.3%

Cost of sales (GAAP)	$16,970	$16,501	$469	2.8%

Gross profit (GAAP)	$3,792	$3,650	$142	3.9%
Impact of currency fluctuations (1)	(34)		(34)	(0.9)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$3,758	$3,650	$108	3.0%

Gross margin (GAAP)	18.26%	18.11%		15 bps
Impact of currency fluctuations (1)	(0.04)			-4 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.22%	18.11%		11 bps

Operating expenses (GAAP)	$3,100	$2,938	$162	5.5%
Impact of restructuring and transformational project costs (2)	(57)	(31)	(26)	(83.9)
Impact of acquisition-related costs (3)	(58)	(40)	(18)	(45.0)
Operating expenses adjusted for Certain Items (Non-GAAP)	2,985	2,867	118	4.1
Impact of currency fluctuations (1)	(29)		(29)	(1.0)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,956	$2,867	$89	3.1%

Operating expense as a percentage of sales (GAAP)	14.93%	14.58%		35 bps
Impact of certain item adjustments	(0.55)	(0.35)		-20 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.38%	14.23%		15 bps

Operating income (GAAP)	$692	$712	$(20)	(2.8)%
Impact of restructuring and transformational project costs (2)	57	31	26	83.9
Impact of acquisition-related costs (3)	58	40	18	45.0
Operating income adjusted for Certain Items (Non-GAAP)	807	783	24	3.1
Impact of currency fluctuations (1)	(5)		(5)	(0.7)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$802	$783	$19	2.4%

Operating margin (GAAP)	3.33%	3.53%		-20 bps
Operating margin adjusted for Certain Items (Non-GAAP)	3.89%	3.89%		0 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	3.89%	3.89%		0 bps

Net earnings (GAAP)	$389	$406	$(17)	(4.2)%
Impact of restructuring and transformational project costs (2)	57	31	26	83.9
Impact of acquisition-related costs (3)	58	40	18	45.0
Tax impact of restructuring and transformational project costs (4)	(14)	(8)	(6)	(75.0)
Tax impact of acquisition-related costs (4)	(14)	(11)	(3)	(27.3)

Net earnings adjusted for Certain Items (Non-GAAP)	$476	$458	$18	3.9%

Diluted earnings per share (GAAP)	$0.81	$0.82	$(0.01)	(1.2)%
Impact of restructuring and transformational project costs (2)	0.12	0.06	0.06	100.0
Impact of acquisition-related costs (3)	0.12	0.08	0.04	50.0
Tax impact of restructuring and transformational project costs (4)	(0.03)	(0.02)	(0.01)	(50.0)
Tax impact of acquisition-related costs (4)	(0.03)	(0.02)	(0.01)	(50.0)
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (5)	$0.99	$0.93	$0.06	6.5%

Diluted shares outstanding	480,662,627	492,803,849

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2026 includes $10 million related to restructuring and severance charges and $47 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal 2025 includes $12 million related to restructuring and severance charges and $19 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy.
(3)	Fiscal 2026 includes $35 million of intangible amortization expense and $23 million in acquisition-related costs. Fiscal 2025 includes $32 million of intangible amortization expense and $8 million in acquisition-related costs.
(4)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(5)	Individual components of diluted earnings per share may not equal the total presented when added due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Millions, Except for Share and Per Share Data)
	26-Week Period Ended Dec. 27, 2025	26-Week Period Ended Dec. 28, 2024	Change in Dollars	%/bps Change
Sales (GAAP)	$41,910	$40,634	$1,276	3.1%
Impact of Mexico joint venture sales	—	(207)	207	0.6
Comparable sales excluding Mexico joint venture (Non-GAAP)	$41,910	$40,427	$1,483	3.7%

Sales (GAAP)	$41,910	$40,634	$1,276	3.1%
Impact of currency fluctuations (1)	(229)		(229)	(0.5)
Comparable sales using a constant currency basis (Non-GAAP)	$41,681	$40,634	$1,047	2.6%

Cost of sales (GAAP)	$34,217	$33,231	$986	3.0%

Gross profit (GAAP)	$7,693	$7,403	$290	3.9%
Impact of currency fluctuations (1)	(57)		(57)	(0.8)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$7,636	$7,403	$233	3.1%

Gross margin (GAAP)	18.36%	18.22%		14 bps
Impact of currency fluctuations (1)	(0.04)			-4 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.32%	18.22%		10 bps

Operating expenses (GAAP)	$6,200	$5,884	$316	5.4%
Impact of restructuring and transformational project costs (2)	(114)	(57)	(57)	(100.0)
Impact of acquisition-related costs (3)	(99)	(79)	(20)	(25.3)
Operating expenses adjusted for Certain Items (Non-GAAP)	5,987	5,748	239	4.2
Impact of currency fluctuations (1)	(52)		(52)	(0.9)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$5,935	$5,748	$187	3.3%

Operating expense as a percentage of sales (GAAP)	14.79%	14.48%		31 bps
Impact of certain item adjustments	(0.50)	(0.33)		-17 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.29%	14.15%		14 bps

Operating income (GAAP)	$1,493	$1,519	$(26)	(1.7)%
Impact of restructuring and transformational project costs (2)	114	57	57	100.0
Impact of acquisition-related costs (3)	99	79	20	25.3
Operating income adjusted for Certain Items (Non-GAAP)	1,706	1,655	51	3.1
Impact of currency fluctuations (1)	(6)		(6)	(0.4)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,700	$1,655	$45	2.7%

Operating margin (GAAP)	3.56%	3.74%		-18 bps
Operating margin adjusted for Certain Items (Non-GAAP)	4.07%	4.07%		0 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	4.08%	4.07%		1 bp

Net earnings (GAAP)	$866	$896	$(30)	(3.3)%
Impact of restructuring and transformational project costs (2)	114	57	57	100.0
Impact of acquisition-related costs (3)	99	79	20	25.3
Tax impact of restructuring and transformational project costs (4)	(27)	(15)	(12)	(80.0)
Tax impact of acquisition-related costs (4)	(24)	(20)	(4)	(20.0)

Net earnings adjusted for Certain Items (Non-GAAP)	$1,028	$997	$31	3.1%

Diluted earnings per share (GAAP)	$1.80	$1.82	$(0.02)	(1.1)%
Impact of restructuring and transformational project costs (2)	0.24	0.12	0.12	100.0
Impact of acquisition-related costs (3)	0.21	0.16	0.05	31.3
Tax impact of restructuring and transformational project costs (4)	(0.06)	(0.03)	(0.03)	(100.0)
Tax impact of acquisition-related costs (4)	(0.05)	(0.04)	(0.01)	(25.0)
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (5)	$2.14	$2.02	$0.12	5.9%

Diluted shares outstanding	480,514,099	493,294,914

(1)	Represents a constant currency adjustment which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2026 includes $21 million related to restructuring and severance charges and $93 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal 2025 includes $16 million related to restructuring and severance charges and $41 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy.
(3)	Fiscal 2026 includes $66 million of intangible amortization expense and $33 million in acquisition-related costs. Fiscal 2025 includes $65 million of intangible amortization expense and $14 million in acquisition-related costs.
(4)	The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(5)	Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Millions)
	13-Week Period Ended Dec. 27, 2025	13-Week Period Ended Dec. 28, 2024	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$14,383	$14,044	$339	2.4%
Gross profit (GAAP)	2,720	2,654	66	2.5%
Gross margin (GAAP)	18.91%	18.90%		1 bp

Operating expenses (GAAP)	$1,900	$1,820	$80	4.4%
Impact of restructuring and transformational project costs (1)	(8)	(5)	(3)	(60.0)
Impact of acquisition-related costs (2)	(24)	(20)	(4)	(20.0)
Operating expenses adjusted for Certain Items (Non-GAAP)	$1,868	$1,795	$73	4.1%

Operating income (GAAP)	$820	$834	$(14)	(1.7)%
Impact of restructuring and transformational project costs (1)	8	5	3	60.0
Impact of acquisition-related costs (2)	24	20	4	20.0
Operating income adjusted for Certain Items (Non-GAAP)	$852	$859	$(7)	(0.8)%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$3,999	$3,728	$271	7.3%
Impact of Mexico joint venture sales	—	(90)	90	2.6
Comparable sales excluding Mexico joint venture (Non-GAAP)	$3,999	$3,638	$361	9.9%

Sales (GAAP)	$3,999	$3,728	$271	7.3%
Impact of currency fluctuations (3)	(137)		(137)	(3.7)
Comparable sales using a constant currency basis (Non-GAAP)	$3,862	$3,728	$134	3.6%

Gross profit (GAAP)	$832	$760	$72	9.5%
Impact of currency fluctuations (3)	(34)		(34)	(4.5)
Comparable gross profit using a constant currency basis (Non-GAAP)	$798	$760	$38	5.0%

Gross margin (GAAP)	20.81%	20.39%		42 bps
Impact of currency fluctuations (3)	(0.15)			-15 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	20.66%	20.39%		27 bps

Operating expenses (GAAP)	$715	$665	$50	7.5%
Impact of restructuring and transformational project costs (4)	(30)	(15)	(15)	(100.0)
Impact of acquisition-related costs (2)	(15)	(19)	4	21.1
Operating expenses adjusted for Certain Items (Non-GAAP)	670	631	39	6.2
Impact of currency fluctuations (3)	(29)		(29)	(4.6)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$641	$631	$10	1.6%

Operating income (GAAP)	$117	$95	$22	23.2%
Impact of restructuring and transformational project costs (4)	30	15	15	100.0
Impact of acquisition-related costs (2)	15	19	(4)	(21.1)
Operating income adjusted for Certain Items (Non-GAAP)	162	129	33	25.6
Impact of currency fluctuations (3)	(5)		(5)	(3.9)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$157	$129	$28	21.7%

SYGMA
Sales (GAAP)	$2,126	$2,116	$10	0.5%
Gross profit (GAAP)	163	163	—	—%
Gross margin (GAAP)	7.67%	7.70%		-3 bps

Operating expenses (GAAP)	$142	$144	$(2)	(1.4)%
Operating income (GAAP)	21	19	2	10.5%

OTHER
Sales (GAAP)	$254	$263	$(9)	(3.4)%
Gross profit (GAAP)	66	65	1	1.5%
Gross margin (GAAP)	25.98%	24.71%		127 bps

Operating expenses (GAAP)	$60	$61	$(1)	(1.6)%
Operating income (GAAP)	6	4	2	50.0%

GLOBAL SUPPORT CENTER
Gross profit (GAAP)	$11	$8	$3	37.5%

Operating expenses (GAAP)	$283	$248	$35	14.1%
Impact of restructuring and transformational project costs (5)	(19)	(11)	(8)	(72.7)
Impact of acquisition-related costs	(19)	(1)	(18)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$245	$236	$9	3.8%

Operating loss (GAAP)	$(272)	$(240)	$(32)	(13.3)%
Impact of restructuring and transformational project costs (5)	19	11	8	72.7
Impact of acquisition-related costs	19	1	18	NM
Operating loss adjusted for Certain Items (Non-GAAP)	$(234)	$(228)	$(6)	(2.6)%

TOTAL SYSCO
Sales (GAAP)	$20,762	$20,151	$611	3.0%
Gross profit (GAAP)	3,792	3,650	142	3.9%
Gross margin (GAAP)	18.26%	18.11%		15 bps

Operating expenses (GAAP)	$3,100	$2,938	$162	5.5%
Impact of restructuring and transformational project costs (1) (4) (5)	(57)	(31)	(26)	(83.9)
Impact of acquisition-related costs (2)	(58)	(40)	(18)	(45.0)
Operating expenses adjusted for Certain Items (Non-GAAP)	$2,985	$2,867	$118	4.1%

Operating income (GAAP)	$692	$712	$(20)	(2.8)%
Impact of restructuring and transformational project costs (1) (4) (5)	57	31	26	83.9
Impact of acquisition-related costs (2)	58	40	18	45.0
Operating income adjusted for Certain Items (Non-GAAP)	$807	$783	$24	3.1%

(1)	Primarily represents severance and transformation initiative costs.
(2)	Fiscal 2026 and fiscal 2025 include intangible amortization expense and acquisition costs.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and transformation initiative costs primarily in Europe.
(5)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Millions)
	26-Week Period Ended Dec. 27, 2025	26-Week Period Ended Dec. 28, 2024	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$29,163	$28,406	$757	2.7%
Gross profit (GAAP)	5,543	5,401	142	2.6%
Gross margin (GAAP)	19.01%	19.01%		0 bps

Operating expenses (GAAP)	$3,843	$3,659	$184	5.0%
Impact of restructuring and transformational project costs (1)	(15)	(11)	(4)	(36.4)
Impact of acquisition-related costs (2)	(53)	(32)	(21)	(65.6)
Operating expenses adjusted for Certain Items (Non-GAAP)	$3,775	$3,616	$159	4.4%

Operating income (GAAP)	$1,700	$1,742	$(42)	(2.4)%
Impact of restructuring and transformational project costs (1)	15	11	4	36.4
Impact of acquisition-related costs (2)	53	32	21	65.6
Operating income adjusted for Certain Items (Non-GAAP)	$1,768	$1,785	$(17)	(1.0)%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$7,965	$7,521	$444	5.9%
Impact of Mexico joint venture sales	—	(207)	207	3.0
Comparable sales excluding Mexico joint venture (Non-GAAP)	$7,965	$7,314	$651	8.9%

Sales (GAAP)	$7,965	$7,521	$444	5.9%
Impact of currency fluctuations (3)	(229)		(229)	(3.0)
Comparable sales using a constant currency basis (Non-GAAP)	$7,736	$7,521	$215	2.9%

Gross profit (GAAP)	$1,658	$1,534	$124	8.1%
Impact of currency fluctuations (3)	(57)		(57)	(3.7)
Comparable gross profit using a constant currency basis (Non-GAAP)	$1,601	$1,534	$67	4.4%

Gross margin (GAAP)	20.82%	20.40%		42 bps
Impact of currency fluctuations (3)	(0.12)			-12 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	20.70%	20.40%		30 bps

Operating expenses (GAAP)	$1,426	$1,338	$88	6.6%
Impact of restructuring and transformational project costs (4)	(53)	(26)	(27)	NM
Impact of acquisition-related costs (2)	(24)	(37)	13	35.1
Operating expenses adjusted for Certain Items (Non-GAAP)	1,349	1,275	74	5.8
Impact of currency fluctuations (3)	(52)		(52)	(4.1)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,297	$1,275	$22	1.7%

Operating income (GAAP)	$232	$196	$36	18.4%
Impact of restructuring and transformational project costs (4)	53	26	27	NM
Impact of acquisition-related costs (2)	24	37	(13)	(35.1)
Operating income adjusted for Certain Items (Non-GAAP)	309	259	50	19.3
Impact of currency fluctuations (3)	(5)		(5)	(1.9)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$304	$259	$45	17.4%

SYGMA
Sales (GAAP)	$4,255	$4,162	$93	2.2%
Gross profit (GAAP)	333	326	7	2.1%
Gross margin (GAAP)	7.83%	7.83%		0 bps

Operating expenses (GAAP)	$287	$289	$(2)	(0.7)%
Operating income (GAAP)	46	37	9	24.3%

OTHER
Sales (GAAP)	$527	$545	$(18)	(3.3)%
Gross profit (GAAP)	134	137	(3)	(2.2)%
Gross margin (GAAP)	25.43%	25.14%		29 bps

Operating expenses (GAAP)	$124	$125	$(1)	(0.8)%
Operating income (GAAP)	10	12	(2)	(16.7)%

GLOBAL SUPPORT CENTER
Gross profit (GAAP)	$25	$5	$20	NM

Operating expenses (GAAP)	$520	$473	$47	9.9%
Impact of restructuring and transformational project costs (5)	(46)	(20)	(26)	NM
Impact of acquisition-related costs	(22)	(10)	(12)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$452	$443	$9	2.0%

Operating loss (GAAP)	$(495)	$(468)	$(27)	(5.8)%
Impact of restructuring and transformational project costs (5)	46	20	26	NM
Impact of acquisition-related costs	22	10	12	NM
Operating loss adjusted for Certain Items (Non-GAAP)	$(427)	$(438)	$11	2.5%

TOTAL SYSCO
Sales (GAAP)	$41,910	$40,634	$1,276	3.1%
Gross profit (GAAP)	7,693	7,403	290	3.9%
Gross margin (GAAP)	18.36%	18.22%		14 bps

Operating expenses (GAAP)	$6,200	$5,884	$316	5.4%
Impact of restructuring and transformational project costs (1) (4) (5)	(114)	(57)	(57)	(100.0)
Impact of acquisition-related costs (2)	(99)	(79)	(20)	(25.3)
Operating expenses adjusted for Certain Items (Non-GAAP)	$5,987	$5,748	$239	4.2%

Operating income (GAAP)	$1,493	$1,519	$(26)	(1.7)%
Impact of restructuring and transformational project costs (1) (4) (5)	114	57	57	100.0
Impact of acquisition-related costs (2)	99	79	20	25.3
Operating income adjusted for Certain Items (Non-GAAP)	$1,706	$1,655	$51	3.1%

(1)	Primarily represents severance and transformation initiative costs.
(2)	Fiscal 2026 and fiscal 2025 include intangible amortization expense and acquisition costs.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and transformation initiative costs primarily in Europe.
(5)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Free Cash Flow
(In Millions)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	26-Week Period Ended Dec. 27, 2025	26-Week Period Ended Dec. 28, 2024	26-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$611	$498	$113
Additions to plant and equipment	(300)	(333)	33
Proceeds from sales of plant and equipment	102	166	(64)
Free Cash Flow (Non-GAAP)	$413	$331	$82

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Dollars in Millions)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization. Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Dec. 27, 2025	13-Week Period Ended Dec. 28, 2024	Change in Dollars	% Change
Net earnings (GAAP)	$389	$406	$(17)	(4.2)%
Interest (GAAP)	173	160	13	8.1
Income taxes (GAAP)	121	127	(6)	(4.7)
Depreciation and amortization (GAAP)	240	238	2	0.8
EBITDA (Non-GAAP)	$923	$931	$(8)	(0.9)%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	$55	$30	$25	83.3
Impact of acquisition-related costs	23	8	15	NM
EBITDA adjusted for Certain Items (Non-GAAP) (2)	$1,001	$969	$32	3.3%
Other expense (income), net	9	19	(10)	(52.6)
Depreciation and amortization, as adjusted (Non-GAAP) (3)	(203)	(205)	2	1.0
Operating income adjusted for Certain Items (Non-GAAP)	$807	$783	$24	3.1%

(1)	Fiscal 2026 and fiscal 2025 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $5 million and $7 million or non-cash stock compensation expense of $33 million and $30 million in fiscal 2026 and fiscal 2025, respectively.
(3)	Fiscal 2026 includes $240 million in GAAP depreciation and amortization expense, less $37 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal 2025 includes $238 million in GAAP depreciation and amortization expense, less $33 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.
NM	Represents that the percentage change is not meaningful.

	26-Week Period Ended Dec. 27, 2025	26-Week Period Ended Dec. 28, 2024	Change in Dollars	% Change
Net earnings (GAAP)	$866	$896	$(30)	(3.3)%
Interest (GAAP)	344	319	25	7.8
Income taxes (GAAP)	245	279	(34)	(12.2)
Depreciation and amortization (GAAP)	473	473	—	—
EBITDA (Non-GAAP)	$1,928	$1,967	$(39)	(2.0)%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	109	56	53	94.6
Impact of acquisition-related costs	34	14	20	NM
EBITDA adjusted for Certain Items (Non-GAAP) (2)	$2,071	$2,037	$34	1.7%
Other expense (income), net	38	25	13	52.0
Depreciation and amortization, as adjusted (Non-GAAP) (3)	(403)	(407)	4	1.0
Operating income adjusted for Certain Items (Non-GAAP)	$1,706	$1,655	$51	3.1%

(1)	Fiscal 2026 and 2025 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	In arriving at adjusted EBITDA, Sysco does not exclude interest income of $12 million and $14 million or non-cash stock compensation expense of $64 million and $60 million for fiscal 2026 and fiscal 2025, respectively.
(3)	Fiscal 2026 includes $473 million in GAAP depreciation and amortization expense, less $70 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal 2025 includes $473 million in GAAP depreciation and amortization expense, less $66 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Net Debt to Adjusted EBITDA
(In Millions)

Net Debt to Adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. It is an important measure used by management to evaluate our access to liquidity, and we believe it is a representation of our financial strength. Our Net Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA. In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA.

Dec. 27, 2025
Current maturities of long-term debt	$1,150
Long-term debt	12,440
Total Debt (GAAP)	13,590
Cash & Cash Equivalents	(1,222)
Net Debt (Non-GAAP)	$12,368

Net Earnings for the previous 12 months (GAAP)	$1,797
Adjusted EBITDA for the previous 12 months (Non-GAAP) (1)	$4,326

Total Debt/Net Earnings Ratio (GAAP)	7.56
Total Debt/Adjusted EBITDA Ratio (Non-GAAP)	3.14
Net Debt/Adjusted EBITDA Ratio (Non-GAAP)	2.86

Note:
(1) Refer to non-GAAP reconciliation at the end of this release.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (Trailing Twelve Months)
(In Millions)

	13-Week Period Ended Dec. 27, 2025	13-Week Period Ended Sep. 27, 2025	13-Week Period Ended Jun. 28, 2025	13-Week Period Ended Mar. 29, 2025	Total
Net earnings (GAAP)	$389	$476	$531	$401	$1,797
Interest (GAAP)	173	172	166	149	660
Income taxes (GAAP)	121	124	186	122	553
Depreciation and amortization (GAAP)	240	233	234	238	945
EBITDA (Non-GAAP)	$923	$1,005	$1,117	$910	$3,955
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	55	54	74	49	232
Impact of acquisition-related costs	23	11	3	10	47
Impact of goodwill impairment	—	—	92	—	92
EBITDA adjusted for Certain Items (Non-GAAP) (2)	$1,001	$1,070	$1,286	$969	$4,326

(1)	Includes charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $5 million or non-cash stock compensation expense of $33 million in Q2 fiscal 2026, interest income of $6 million or non-cash stock compensation expense of $31 million in Q1 fiscal 2026, interest income of $8 million or non-cash stock compensation expense of $19 million in Q4 fiscal 2025, nor interest income of $7 million or non-cash stock compensation expense of $15 million in Q3 fiscal 2025.

Projected Adjusted EPS Guidance

Adjusted earnings per share is a non-GAAP financial measure; however, we cannot predict with certainty the magnitude or scope of certain items that would be included in the most directly comparable GAAP measure for the relevant future periods, and such items may be significant. Due to these uncertainties, we cannot provide a quantitative reconciliation of projected adjusted EPS to the most directly comparable GAAP financial measure without unreasonable effort. However, we expect to calculate adjusted earnings per share for future periods in the same manner as the reconciliations provided for the historical periods herein.